Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Legg Mason Partners Institutional Trust of our report dated April 18, 2022, relating to the financial statements and financial highlights, which appear in Western Asset SMASh Series C Fund, Western Asset SMASh Series M Fund, Western Asset SMASh Series Core Completion Fund, and Western Asset SMASh Series TF Fund’s Annual Report on Form N-CSR for the year ended February 28, 2022. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

June 17, 2022

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Legg Mason Partners Institutional Trust of our report dated April 19, 2022, relating to the financial statements and financial highlights, which appears in Western Asset SMASh Series Core Plus Completion Fund’s Annual Report on Form N-CSR for the year ended February 28, 2022. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Baltimore, Maryland

June 17, 2022